                                                                    Exhibit 21

                               SUBSIDIARIES OF
                                THE REGISTRANT


                                    JURISDICTION      PERCENTAGE OF VOTING STOCK
    NAME OF CORPORATION           OF INCORPORATION      OWNED BY SHOLODGE, INC.
    -------------------           ----------------    --------------------------
Two Seventeen, Inc.                   Tennessee                  100%

Shoney's Inns Group IV, Inc.          Tennessee                  100%

MOBAT, Inc.                           Tennessee                  100%

MURJAC, Inc.                          Tennessee                  100%(1)

Shoney's Inn of Lebanon, Inc.         Tennessee                  100%

Shoney's Inn, Inc.                    Tennessee                  100%

Nashville Air Associates, Inc.        Tennessee                  100%

Security Financial Corporation        Tennessee                  100%

Moore and Associates, Inc.            Tennessee                  100%

Virginia Inns, Inc.                   Tennessee                  100%

Airport Inn, Inc.                     Tennessee                  100%

ShoLodge Franchise Systems, Inc.      Tennessee                  100%

Sunshine Inns, Inc.                   Tennessee                  100%

Inn Partners, Inc.                    Tennessee                  100%

LAFLA Inn, Inc.                       Tennessee                  100%

Desert Inns, Inc.                     Tennessee                  100%

Southeast Texas Inns, Inc.            Tennessee                  100%

Clearwater Inn, Inc.                  Tennessee                  100%

Delaware Inns, Inc.                   Tennessee                  100%

Midwest Inns, Inc.                    Tennessee                  100%

Carolina Inns, Inc.                   Tennessee                  100%

Alabama Lodging Corporation           Tennessee                  100%

Far West Inns, Inc.                   Tennessee                  100%

ShoLodge Beverage Corporation           Texas                  100%(2)

Front Range Suites, Inc.              Tennessee                  100%

(1) Through Shoney's Inns Group IV, Inc.
(2) Through Southeast Texas Inns, Inc.